Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (No. 333-114431) of IKON Office Solutions, Inc of our report dated June 18, 2004 relating to the financial statements of IKON Office Solutions, Inc. Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Philadelphia, PA
June 25, 2004